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                         Sales Representative Agreements

Date:                                                        19

Parties:

1. MSU Corporation ("MSU") is a Florida registered corporation having its principal place of business at Elder House, 526-528 Elder Gate Central Milton Keynes MK9 1LR in the United Kingdom

2. WEB2U Limited ("Web2u") is a company incorporated in England and Wales whose registered office is situate at Elder House 526-528 Elder Gate Central Milton Keynes MK9 1LR

3. McLaughlin International Inc ("MII") a company incorporated in the United States of America whose principal place of business is at 13750 US281 North Suite 660 San Antonio Texas 79232 United States of America

4. Corstar Business Computing Inc ("Corstar") a company incorporated in the United States of America whose principal place of business is at 50 Saw Mill River Road Hawthorne NY 10532 United States of America

Recitals:


(A)  MSU is the owner of the whole of the issued share capital in Web2u


(B) Web2u is the owner of the proprietary rights in an internet access device incorporating a proprietary chip and browser software which is referred to herein as the Product


(C) Web2u wishes to outsource the sales and marketing and product support services in the Territory and wishes to commission the support of MII and Corstar (together referred to as the Contractor) to fulfil the delivery of the Services subject to the terms and conditions of this Agreement


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(D)  In consideration Of the provision of the services MSU will issue to the
     Contractor the Warrants and make payment of the Retainer


Operative provisions:

1    Interpretation

1.1  In this Agreement, unless the context otherwise requires:

'FORCE MAJEURE'          means, in relation to either party, any circumstances
                         beyond the reasonable control of that party (including,
                         without limitation, any strike, lock-out or other form
                         of industrial action)
'INTELLECTUAL PROPERTY'  means any patent, copyright, registered design, trade mark or other industrial or intellectual property right
                         subsisting in the Territory in respect of the Products,
                         and applications for any of the foregoing
'MARKS'                  means the Trade Marks set out in Schedule Two hereto
'PRODUCT'                means such product or products of the kind referred to
                         in Recital (A) as are manufactured by or for Web2u and
                         are from time to time notified in writing by Web2u to
                         the Contractor
'QUARTER'                means each period of three months ending on 31 March,
                         30 June, 30 September or 31 December
'RESTRICTED INFORMATION' means any information which is disclosed to the
                         Contractor by Web2u pursuant to or in connection with this Agreement that is routinely treated by Web2u as confidential as a part of its normal business practices whether orally, if confirmation of its status as Restricted Information is subsequently confirmed in writing or in writing in relation to documents which are properly designated as containing Restricted
                         Information



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'RETAINER'               means the recurring monthly fee payable to the
                         Contractor during the Term attributable to inter alia
                         salaries set up costs minor capital and overhead
                         expenses designed to achieve a professional presence
                         for Web2u in the United States
'SERVICES'               means the services specified in the Schedule attached
                         hereto
'TERRITORY'              means North and South America or such other countries
                         as shall from time to time be agreed in writing by the
                         parties
'WARRANTS'               means the warrants in relation to MSU Corporation
                         Common Stock to be issued pursuant to clause 7.2 to which the Contractors are or will become entitled
'YEAR OF THIS AGREEMENT' means the period of 12 months from the date of this Agreement and each subsequent consecutive period of 12 months during the period of this Agreement.


1.2 Any reference in this Agreement to 'writing' or cognate expressions includes a reference to telex, cable, facsimile transmission or comparable means of communication.

1.3 Any reference in this Agreement to any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

1.4 The headings in this Agreement are for convenience only and shall not affect its interpretation.

2    Appointment of Contractor

2.1 Web2u hereby appoints the Contractor as a strategic marketing and business development agent in the Territory for the promotion of, and solicitation of customers for, the Products, and the Contractor hereby agrees to act in that capacity and to provide the Services, subject to the terms and conditions of this Agreement.




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2.2  Web2u shall be entitled to make sales of the products to customers in the
     Territory whether or not they have been introduced to Web2u by the Contractor.

2.3  The Contractor shall not solicit any orders for the Products:

     2.3.1 from any person in the Territory if the Contractor knows or has reason to believe that the Products concerned will be resold outside the Territory; or

     2.3.2 from any person outside the Territory without the prior written consent of Web2u which shall not be unreasonably withheld

2.4 Web2u may from time to time by written notice require the Contractor not to, and if so required the Contractor shall not, solicit orders for the Products from particular customers or prospective customers in the Territory if Web2u has reasonable grounds for believing that such customers are not creditworthy.

3    The Contractor's duties

3.1 The Contractor shall use its best endeavours to promote and market the Products in the Territory and to seek orders for the Products in the Territory, and generally to assist Web2u in the sale of the Products in the Territory, but the Contractor shall not be entitled to sell or to enter into any negotiations or contracts for the sale of the Products on behalf of Web2u, or to bind Web2u in any way.

3.2 The Contractor shall conduct the promotion and marketing of the Products in the Territory with all due care and diligence and shall cultivate and maintain good relations with customers and potential customers in the Territory in accordance with sound commercial principles.

3.3 Subject as provided in this Agreement and to any directions which Web2u may from time to time properly give, the Contractor shall be entitled to perform its duties hereunder in such manner as it may think fit.

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3.4  The Contractor shall promptly notify Web2u of all enquiries concerning and orders for the Products which it receives from customers and prospective customers both within and outside the Territory.

3.5  The Contractor shall in relation to the Products:

     3.5.1 describe itself as 'strategic marketing and business development agent' for Web2u;

     3.5.2 not hold itself out, or permit any person to hold it out, as being authorised to bind Web2u in any way; and

     3-5.3 not do any act which might reasonably create the impression that it is so authorised.

3.6 The Contractor shall be responsible for obtaining all licences, permits and approvals which are necessary or advisable for the sale of the Products in the Territory and for the performance of its duties hereunder.

3.7 The Contractor shall maintain a list of customers and potential customers for the Products in the Territory and shall at the request of Web2u supply it with a copy of that list.

3-8 The Contractor shall from time to time keep Web2u fully informed of the Contractor's promotional and marketing activities in respect of the Products and shall, within 30 days after the end of each Quarter, provide Web2u with a detailed report of such activities and the amount of its advertising expenditure during that Quarter.

3.9 The Contractor shall keep Web2u informed of conditions in the market for the Products in the Territory, and of competing products and the activities of Web2u's competitors in the Territory.

3.10 The Contractor shall promptly inform Web2u of:


     3.10.1 any complaint or after-sales enquiry concerning the Products which is received by the Contractor; and



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     3.10.2 any matters likely to be relevant in relation to the Manufacture, sale, use or development of the Products within or outside the Territory.


3.11 The Contractor will provide the Services and meet its obligations pursuant to this agreement with reasonable care and skill

3.12 The Contractor shall not:

     3.12.1 pledge the credit of Web2u in any way;

     3.12.2 use any advertising, promotional or selling materials in relation to the Products except those supplied or approved by Web2u;

     3.12.3 engage in any conduct which in the opinion of Web2u is prejudicial to Web2u's business or the marketing of the Products generally; or

     3.12.4 be concerned or interested either directly or indirectly in the manufacture, sale, promotion, marketing or importation into the Territory of any goods which compete with the Products.


4    Sale of the products

4.1 All sales of the Products in the Territory shall be made on such terms and conditions as Web2u in its absolute discretion may from time to time determine, and:


     4.1.1 Web2u shall provide to the Contractor copies of those terms and conditions as varied from time to time;

     4.1.2 the Contractor shall bring to the notice of all customers and prospective customers for the Products in the Territory those terms and conditions;

     4.1.3 the Contractor shall not make or give any promises, warranties, guarantees or representations concerning the Products other than those contained in those terms and conditions.


4.2 Unless otherwise agreed in writing, the Contractor shall not be entitled to receive payments on Web2u's behalf in respect of sales of the products.







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4.3  At the time of any sale of the Products the contractor shall cause the customer to execute a purchase order in a form previously agreed to by Web2u and the Contractor. The Contractor shall promptly deliver the purchase order to Web2u and Web2u shall have ten (10) business days to notify the Contractor whether the purchase order has been accepted or rejected. If Web2u does not notify the Contractor of the status of the purchase order within ten (10) business days the purchase order shall be deemed to have been rejected.

4.4 The purchase price for the sale of all Products shall be paid by the customer to Web2u. Web2u shall be responsible for the collection and deposit of all sales and other taxes in connection with each transaction, the filing of all required tax returns and the maintenance of all records to be retained by any applicable law.

4.5 Web2u shall be responsible for all arrangements to ship the Products to the customer, including the payment of all shipping storage and transport charges, and all customs fees and duties.

5    Intellectual property


5.1 The Contractor shall promptly and fully notify Web2u of any actual, threatened or suspected infringement in the Territory of any Intellectual Property of Web2u which comes to the Contractor's notice, and of any claim by any third party so coming to its notice that the importation of the Products into the Territory, or their sale therein, infringes any rights of any other person, and the Contractor shall at the request and expense of Web2u do all such things as may be reasonably required to assist Web2u in taking or resisting any proceedings in relation to any such infringement or claim. In the event Contractor, or any officer, director, manager, partner, employee or agent of Contractor, or of MII or Corstar (referred to either individually or collectively as a "Protected Party") is named as a party in any proceedings alleging that the sale or use of the Products infringes on the intellectual property rights of any third party Web2u shall


          (i) pay for the costs to defend the Protected Party, included but not limited to reasonable attorney's fees, by counsel of the Protected Party's choice, and



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          (ii) indemnify the Protected Party from and against any damages finally determined to be due from the Protected Party

5.2 Nothing in this Agreement shall give the Contractor any rights in respect of any trade names or trade marks used by Web2u in relation to the Products or of the goodwill associated therewith, and the Contractor hereby acknowledges that, except as expressly provided in this Agreement, it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and shall remain, vested in Web2u. During the term of the Agreement, Contractor shall have the right in its performance of the Services to use any trademark, trade name, trade address or service mark used by Web2u in relation to the Products.

5.3 The Contractor shall not use in the Territory any trade marks or trade names so resembling the trade marks or trade names of Web2u as to be likely to cause confusion or deception.

5.4 The Contractor shall, at the expense of Web2u, take all such steps as Web2u may reasonably require to assist Web2u in maintaining the validity and enforceability of the Intellectual Property of Web2u during the continuance of this Agreement.

5.5 Without prejudice to the right of the Contractor or any third party to challenge the validity of any Intellectual Property of Web2u, the Contractor shall not do or authorise any third party to do any act which would or might invalidate or be inconsistent with the Intellectual Property of Web2u and shall not omit or authorise any third party to omit to do any act which, by its omission, would have that effect or character.

5.6 Web2u represents to Contractor that Web2u (or MSU) is the owner of the registered trademark in the United States for the Marks set forth in
     Schedule 2 attached hereto and made a part hereof. Notwithstanding the representations set forth in the preceding sentence, Web2u and MSU agree that in the event any sale of the Products provided for by the agreement, or the use of the Products subsequent to sale, results in the loss to Web2u or MSU or any Intellectual Property rights that would have been available

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     but for that sale or use, Contractor shall have no liability to Web2u or
     MSU for any loss incurred.

6    Rights and duties of Web2u

6.1  Web2u shall be entitled:

     6.1.1  for any reason to reject any order for the Products; and
     6.1.2 from time to time to extend the range of Products, or discontinue any of the same, upon giving not less than one months' notice in writing to the Contractor.

6.2  Web2u shall:

     6.2.1 at its own expense promptly supply the Contractor with such samples, catalogues, advertising, promotional and selling materials, literature and information as the Contractor may from time to time reasonably require for the purpose of complying with its obligations under this Agreement;
     6.2.2 subject as provided in clause 6.1.1, honour any contracts for the sale of the Products to customers in the Territory introduced to Web2u by the Contractor;
     6.2.3 promptly and efficiently deal with any after sales enquiry relating to the Products raised by a customer in the Territory;
     6.2.4 comply with all the applicable laws and regulations relating to the nature, method of manufacture, packaging and labelling of the Products;
     6-2.5 Web2u shall use its best efforts to maintain manufacturing capacity sufficient to meet the volume sales generated by the Contractor where in its sole discretion it makes commercial sense so to do
     6.2-6 Web2u shall devote the resources necessary to develop such enhancements, improvements and additions to the Products as may be required to address changing customer needs and the product offerings of its competitors where in its sole discretion it makes commercial sense so to do

6.3 Subject to compliance by the Contractor with its obligations under this Agreement, Web2u shall indemnify the Contractor against any liability (including, without prejudice to the generality of the foregoing, all costs and expenses which the



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     Contractor may reasonably incur in defending any proceedings) which it may incur by reason only of its being held out as Web2u's Contractor.

7    Financial provisions

7.1 In consideration of the obligations undertaken by the Contractor hereunder, Web2u shall pay the Contractor:

     7.1.1 the Retainer at the rate of _____ except as provided by clause 7.1.2 is to be paid by wire transfer on the first day of each month (except that the first payment of the Retainer shall be due within 5 days after execution hereof); and Web2u agrees to pay interest on any monthly payment that is not paid within (10) days after it is due at a rate equal to the prime lending rate as published in the Wall Street Journal, plus two percentage points
     7.1.2 the Retainer shall be paid in full during the first two months of this Agreement. Thereafter the Retainer shall be paid at the reduced rate of $____ during each month in which the Contractor has failed to secure the services of Ms Debbie Miller or an approved employee of similar status and rank
     7.1.3 a commission in the circumstances and at the rates as set out in Schedule One for all units of the Product which are sold and paid for at any time during the continuance of and within one year after the termination of this Agreement
     7.1.4 all travelling and other out-of-pocket expenses reasonably incurred in the proper provision of the Services. All expenses incurred in excess of $____ in respect of any single item or $____ cumulatively in any one-month period shall require the written approval of Web2u. All expenses shall be property vouched.

7.2 MSU will grant to the Contractor warrants to purchase _____ shares of MSU Corporation common stock at an exercise price of $____ for a term of 5 years from the date of the Agreement.

7.3 By way of a performance related incentive upon fulfilment and payment of orders for sale of the Product according to the formula set out in the following table (subject to a




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     maximum of _____ warrants) at an exercise price of $____ for a term of ____
     years from the date of this Agreement.

--------------------------------------------------------------------------------
       NUMBER OF UNITS SOLD AND                    NUMBER OF WARRANTS
               PAID FOR
--------------------------------------------------------------------------------
               ---------                               ----------
               ---------                               ----------
               ---------                               ----------
               ---------                               ----------
--------------------------------------------------------------------------------


7.4 Such warrants shall be issued equally to each of MII or Corstar or as otherwise instructed in writing by the Contractor.

7.5 MSU will make available to the Contractor a block of _____ warrants for shares of MSU Corporation common stock to be utilised as staff incentive at a price of $____ for a term of _____ years from the date of the Agreement. Such warrants are to be issued in the sole discretion of the Contractor to bone fide employees (but for the purpose of clarification not to the principals of either of the parties who constitute the Contractor)

7.6  Web2u shall:

     7.6.1 within 28 days after the end of each month during the continuance of this Agreement and after the end of each month falling within one year after its termination send to the Contractor a statement showing the number of Products sold and (paid for) in the Territory by Web2u during that month and the commission thereon to which the Contractor is entitled pursuant to clause 7.1; and
     7.6.2 forthwith upon receipt from the Contractor of an invoice therefor, send to the Contractor a remittance in US dollars in respect of that commission

7.7 Web2u shall keep separate records and accurate accounts of all sales of the Products

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     made by it in the Territory and shall permit the Contractor or its duly appointed representatives to inspect all such records and accounts and take copies thereof at all reasonable times (but not exceeding once in any six month period).


7.8 Web2u shall, if so requested by the Contractor within 72 days after the end of any Year of this Agreement or after the end of the 12 month period following the termination of this Agreement, at its own expense provide to the Contractor a report from its external auditors as to accuracy of the information submitted by it in respect of that Year or period pursuant to clause 7.6


7.9 Web2u shall pay the commission due to the Contractor hereunder without any deduction other than such amount (if any) that it may at anytime be required to deduct by law. If Web2u is required to make such deduction, it shall do all things in its power which may be reasonably necessary to enable or assist the Contractor to claim exemption therefrom under any double tax or similar agreement from time to time in force and shall from time to time give to the Contractor proper evidence as to the deduction and payment over of the tax or sums withheld.


7.10 All sums payable under this Agreement are exclusive of any value added tax or other applicable sales tax, which shall be added to the sum in question or otherwise included in any relevant calculation, and where any withholding tax or similar deduction is required to be made, the sum in question shall be paid net of that deduction.

7.11 Where at any time arty monies are properly due and payable by one party to the other and remain outstanding interest shall accrue in relation to the outstanding amount at the rate of 2% per annum over Prime Bank Rate


8    Confidentiality

8.1 Except as provided by clauses 8.2 and 8-3, the Contractor shall at all times during the continuance of this Agreement and after its termination:



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     8.1.1  use its best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person; and
     8.1.2 not use any Restricted Information for any purpose other than the performance of its obligations under this Agreement.

8.2  Any Restricted Information may be disclosed by the Contractor to:

     8.2.1  any customers or prospective customers;
     8.2.2  any governmental or other authority or regulatory body; or
     8.2.3 any employees or authorised agents of the Contractor or of any of the aforementioned persons,


     to such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law and subject in each case to the Contractor using its best endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.


8.3 Any Restricted Information may be used by the Contractor for any purpose, or disclosed by the Contractor to any other person, to the extent only that:


     8.3.1 it is at the date hereof, or hereafter becomes, public knowledge through no fault of the Contractor (provided that in doing so the Contractor shall not disclose any Restricted Information which is not public knowledge); or
     8.3.2 it can be shown by the Contractor, to the reasonable satisfaction of Web2u, to have been known to the Contractor prior to its being disclosed by Web2u to the Contractor.


9    Force Majeure


9.1 If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.










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9.2  Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly.

9.3 If the Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

10   Duration and termination

10.1 This agreement shall come into force on the date hereof and, subject as provided in clauses 10.2, 10.3 and 10.4, shall continue in force for a period of One year and thereafter unless or until terminated by either Party giving to the other not less than 90 days written notice expiring at or at any time after the Year of this Agreement.

10.2 Either party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

     10.2.1 that other party commits any breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;
     10.2.2 an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other party;
     10.2.3 that other party makes any voluntary arrangement with its creditors or becomes subject to an administration order;
     10-2.4 that other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);









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     10.2.5 anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that other party; or

     10.2.6 that other party ceases, or threatens to cease, to carry on business.

10.3 For the purposes of clause 10.2.1, a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

10.4 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision thereof.


10.5 The rights to terminate this Agreement given by this clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.


11   Consequences of termination


11.1 Upon the termination of this Agreement for any reason:

     11.1.1 the Contractor shall within 30 days send to Web2u or otherwise dispose of in accordance with the directions of Web2u all samples of the Products and all advertising, promotional or sales material relating to the Products then in the possession of the Contractor;
     11.1.2 the Contractor shall cease to promote, market, advertise or solicit customers for the Products;
     11.1.3 the provisions of clause 7 shall continue in force in accordance with its terms
     11.1.4 the Contractor shall have no claim against Web2u for compensation for loss of agency rights, loss of goodwill or any similar loss (except unpaid commission);
     11.1.5 clause 8 shall continue in force in accordance with its terms; and








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     11.1.6 subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement.

11.2 The costs incurred by the Contractor in complying with clause 11.1.1 shall, where the termination is by the Contractor pursuant to clause 10.2, be for the account of Web2u and where termination is by Web2u pursuant to clause be for the account of the Contractor.

11.3 The provisions of clause 3.12.4 shall continue to apply for a period of 9 months after the date of termination other than where the termination is occasioned by Web2u in which case the Contractor may be released from the obligation in clause 3.12.4 upon repayment to Web2u of any payments of the Retainer made to the Contractor during any prior period of 9 months.

12   Nature of agreement

12.1 Web2u shall be entitled to perform any of the obligations undertaken by it and to exercise any of the rights granted to it under this Agreement through any other company which at the relevant time is its holding company or subsidiary or the subsidiary of any such holding company and any act or omission of any such company shall for the purposes of this Agreement be deemed to be the act or omission of Web2u.


12.2 Web2u may assign this Agreement and the rights and obligations thereunder.


12.3 Subject as provided in clause 12.4, this Agreement is personal to the Contractor, which may not without the written consent of Web2u, assign, mortgage, charge (otherwise than by floating charge) or dispose of any of its rights hereunder, or subcontract or otherwise delegate any of its obligations hereunder Save that the Contractor may for bone fide commercial reasons be permitted to assign the benefit and burden of this agreement to an entity in which either of the Contractors (or the principals of either of the Contractors) owns a majority interest.







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12.4 The Contractor shall not without the prior written consent of Web2u which shall not be unreasonably withheld employ material sub-Contractors at a strategic level; each and every act or omission of the sub-Contractor shall for the purposes of this Agreement be deemed to be the act or omission of the Contractor.

12.5 Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of employer and employee between the parties.

12.6 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements and understandings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duty authorised representatives of the parties.

12.7 Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

12.8 If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

13   Proper law

13.1 This Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of New York.

13.2 Any controversy or claim arising out of or relating to this agreement or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgement on the award by the arbitrator(s) may be entered in any court having jurisdiction thereof.




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14   Notices and service

14.1 Any notice or other information required or authorised by this Agreement to be given by either party to the other may be given by hand or sent (by first class pre-paid post, telex, cable, facsimile transmission or comparable means of communication) to the other party at the address referred to in clause 14.4.

14.2 Any notice or other information given by post pursuant to clause 14-1 which is not returned to the sender as undelivered shall be deemed to have been given on the 7th day after the envelope containing the same was so posted; and proof that the envelope containing any such notice or information was properly addressed, pre-paid, registered and posted, and that it has not been so returned to the sender, shall be sufficient evidence that such notice or information has been duly given.

14.3 Any notice or other information sent by telex, cable, facsimile transmission or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provided that a confirming copy thereof is sent by first class prepaid post to the other party at the address referred to in clause 14.4 within 24 hours after transmission.

14.4 Service of any legal proceedings concerning or arising out of this Agreement shall be effected by causing the same to be delivered to the Company Secretary of the party to be served at its principal place of business (in the case of Web2u) or its registered office (in the case of the Contractor), or to such other address as may from time to time be notified in writing by the party concerned.



---------------------------
Authorised Signatory
MSU Corporation

---------------------------
Authorised Signatory
WEB2U Limited









---------------------------
Authorised Signatory
McLaughlin International Inc.









---------------------------
Authorised Signatory
Corstar Business Computing Co. Inc.

                                    Schedule

                                 "The Services"

o To facilitate the marketing and Product PR related strategy of Web2u in the Territory and to interface with all and any prospective customers and trade leads developed by either Web2u or the Contractor in the Territory.

o To establish a San Antonio and Whiteplains sales and marketing office and to provide demonstration facilities and pre sales technical and customer product support

o To provide competent technical staff to support the marketing and sales activity in the Territory

o The Contractor will engage and utilise upon a full time basis the services of Deborah Miller and Alex Munios (or such other persons who are previously agreed in writing by Web2u) in the provision of the Services.

o The Contractor will make available such time as is reasonably required of Mark McLaughlin and John Sitar as is reasonably required for the provision of the Services.

o The Contractor will make available such number of engineers to be based at Whiteplains and or San Antonio such number engineers to be available to customers or prospective customers of WEB2U in the Territory for the fulfilment of the Services

o Each party will nominate a contract manager (acceptable to the other party) to liase in relation to the day to day reporting and issues. The Contract Managers will provide feedback in relation to problem areas, Product enhancements, market information and conditions.

o    The Contractor shall procure that its representatives:

     1 make themselves available, at all reasonable times and upon reasonable notice, to Web2u for the purposes of consultation and advice relating to this Agreement and the Products;
     2 attend meetings with representatives of Web2u and such customers or prospective customers in the Territory as may be necessary for the performance of its duties under this Agreement;

     3 make such calls upon customers or potential customers in the Territory for the purpose of promoting the Products as the Contractor may think fit; and
     4 attend such trade exhibitions and other sales outlets in the Territory as Web2u or the Contractor may think commercially suitable for the purpose of promoting the Products.

"Commission"

     (a) For each unit of the Product sold and paid for by way of reference to the Contractors contacts and activities WEB2U will pay to the Contractor a commission of $____.

     (b) A commission shall be deemed earned and shall be paid in accordance with clauses 7.1.3 and 7.6 upon acceptance and payment of a purchase order that (i) was submitted to Web2u by the Contractor or (ii) was from a customer originally introduced to Web2u by the Contractor

     (c) The parties agree to enter into good faith discussions regarding the potential compensation to the Contractor for (i) providing pre sales support services to customers not introduced to Web2u by the Contractor (ii) providing support maintenance and warranty support services for installed customers and (iii) generating revenue opportunities for Web2u other than from sales of the Products


     In the event of any extra territorial activity sales possibilities being recognised by the Contractor the parties will enter into separate discussions to agree a level of commission to be paid to the contractor




                                    "Pricing"

     An outline pricing structure is set out below. These prices may be enhanced/reduced by reference to ongoing royalty/revenue deals or different business models. Web2u will agree in final contract terms direct with each customer in co-operation with the Contractor.

--------------------------------------------------------------------------------
               Number of Units                      Price per unit
--------------------------------------------------------------------------------
For the first _____ units                     US$_____ fob Shanghai
--------------------------------------------------------------------------------
_____ to _____ units                          US$_____ fob Shanghai
--------------------------------------------------------------------------------
_____ to _____ units                          US$_____ fob Shanghai
--------------------------------------------------------------------------------
_____  and greater                            US$_____ fob Shanghai
--------------------------------------------------------------------------------



                                 "Trade Marks"
--------------------------------------------------------------------------------
    Country         Mark or Device           Owner           Registered Number
--------------------------------------------------------------------------------
United States         "Web2u"              Web2u Limited         75/694/832
--------------------------------------------------------------------------------